                            FORWARD INDUSTRIES, INC.

                         REGISTRATION RIGHTS AGREEMENT

                           FOR 1997 PRIVATE PLACEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by Forward Industries, Inc., a New York corporation (the "Company"), for the benefit of the investors listed on Schedule I hereto (collectively, the "Investors" and, individually, an "Investor").

                                    RECITALS


    A. The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors in an offering (the "Offering"), units (the "Units"), each Unit consisting of (i) 60,000 shares of Common Stock, par value $.01 par share, of the Company (the "Common Stock"), (ii) one 10% Convertible Promissory Note in the principal amount of $10,000 (collectively, the "Notes"), (ii) one Warrant to purchase 60,000 shares of Common Stock at an initial exercise price per share equal to $2.00 per share (subject to adjustment upon the occurrence of certain events and without giving effect to a contemplated reverse stock split) (collectively the "Warrants").

    B. As further inducement for the Investors to purchase the Units from the Company, the Company desires to undertake to register the shares of Common Stock included in the Units (the "Shares") and underlying the Warrants (the "Warrant Shares"), the Notes (the "Note Shares") and the Warrants which may be issued upon conversion at the Notes (the "Note Warrant Shares") for resale or other transfer by the Investors under the Securities Act in accordance with the terms hereof.

                                   AGREEMENTS


    The Company and the Investors covenant and agree as follows:

    1.   Definitions. For the purposes of this Agreement:

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC").

         The term "Registrable Securities" means (i) the Shares, (ii) the Warrant Shares, (iii) the Note Shares, (iv) the Note Warrant Shares and (v) any Shares of Common Stock issued as (or issuable upon the conversion or exercise of any convertible security, warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, Warrant Shares, Note Shares or Note Warrant Shares.

         The term "Investor" includes (i) each Investor (as defined above) and
(ii) each person who is a transferee or assignee of the Registrable Securities in accordance with Section 7 of this Agreement.

         Other terms herein which are capitalized but not defined shall have the same meanings as in the Subscription Agreement signed by each Investor with respect to the Units.

    2. Obligations of the Company. In connection with the registration of the Registrable Securities pursuant to this Agreement, the Company shall, at its sole cost and expense:

         (a) Prepare and file with the SEC, within 120 days after the Final Closing of the Offering, a registration statement or registration statements under the Securities Act (the "Registration Statement") with respect to all Registrable Securities not excluded pursuant to Section 2, and use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it becomes effective, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and any prospectus constituting Part I of the Registration Statement as may be necessary to keep the Registration Statement effective for at least two years after the Final Closing of the Offering, or such shorter period as may be prescribed by Rule 144(k) (or any successor thereto) under the Securities Act, and during such period to comply with the provisions of the Securities Act with respect to the Registration Statement.

         (c) Furnish promptly to each Investor whose Registrable Securities are included in the Registration Statement such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and of such other documents as such Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Investor.

         (d) Use its reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors who then hold of record a majority of the Registrable Securities covered by the Registration Statement, and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times for a period of at least two years after the Final Closing of the Offering, or such shorter period as may be prescribed by Rule 144(k), and to take all other actions reasonably necessary or advisable to enable the disposition of such securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions or (ii) make any change in its Certificate of Incorporation or bylaws.

         (e) Notify the Investors who hold Registrable Securities being sold, at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its best efforts promptly to amend or supplement the Registration Statement to correct any such untrue statement or omission.

         (f) Notify the Investors who hold Registrable Securities being sold of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

         (g) Make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

         (h) Use its best efforts to facilitate the quotation of the Shares on the Nasdaq SmallCap System, and use its best efforts to cause continued listing of the Common Stock so long as the Registration Statement is in effect under the Securities Act.

         (i) Take all actions, after the Registration Statement is declared effective, reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement, in such denominations and registered in such names as the Investors may reasonably request.

         (j) Take all other actions reasonably necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

         (k) Notwithstanding anything contained in this Section 2 to the contrary, the Company shall have no obligation hereunder with respect to Registrable Securities held by any Investor where such Investor would then be entitled to sell under Rule 144(e) within any three-month period (or such other unitary period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Investor.

    3. Obligations of the Investors. In connection with the registration of the Registrable Securities pursuant to this Agreement, the Investors shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended plan of distribution of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") who elects to have any of his Registrable Securities included in the Registration Statement. If within seven (7) business days of the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.

         (b) Each Investor by his acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e) or
(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(e) or the stop order is lifted, and, if so desired by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than the permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

    4. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the Investors shall be borne by the Company.

    5.   Indemnification.

         (a) To the extent permitted by law, the Company hereby indemnifies and holds harmless each Investor, the directors and officers, if any, of such Investor, each person, if any, who controls such Investor, any underwriter (as defined in the Securities Act) for the Investors and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, expenses or liabilities, joint or several) to which any of them may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof, arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. Subject to the restrictions set forth in Section 5(c) with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained above in this Section 5(a): (I) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, (II) shall not apply to any such case for any such loss, claim, damage, liability or action arising out of or based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by the Investors or any such underwriter or controlling person, as the case may be, and (III) with respect to any preliminary prospectus, shall not inure to the benefit of any person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors or any such underwriter or controlling person and shall survive the transfer of the Registrable Securities by an Investor.

         (b) To the extent permitted by law, each Investor, severally and not jointly, hereby indemnifies and holds harmless, to the same extent and in the same manner set forth in Section 5(a), the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Investor selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities, joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor for use in connection with such registration; and such Investor will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Investor shall be liable under this Section 5(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the Registrable Securities by the Investors.

         (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the indemnifying party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. In that event, the Company shall pay for only one legal counsel for the Investors. Such legal counsel shall be selected by the Investors holding a majority of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. To the extent permitted by law, the indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred and is due and payable.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 5 to the extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 5, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Investor who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such Investor from the sale of Registrable Securities.

    6. Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

         (a) Make and keep current public information available, as provided in Rule 144(c).

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

         (c) Furnish to each Investor, so long as such Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the current public information requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing the Investors of any rule or regulation of the SEC which permits the selling of any such securities without registration.

    7. Assignments of Registration Rights. The rights of Investors under this Agreement may be assigned by the Investors to transferees or assignees of their Registrable Securities, provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transfer and assignment are in accordance with and permitted by all other agreements between the Company and the transferor or assignor, and (iii) immediately following such transfer, such securities are not freely tradeable by virtue of the exemption from registration under the Securities Act provided in Section 4(l) thereof. The term "Investors" as used in this Agreement shall include permitted assignees.

    8.   Miscellaneous.

         (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, (i) if to the Company, to 275 Hempstead Turnpike, West Hempstead, New York, 11552, Attention: Theodore H. Schiffman, Chief Executive Officer, and (ii) if to an Investor, at the address set forth under his or her name in the subscription agreement executed by such Investor in connection with its investment, or at such other address as each such party furnishes by notice given in accordance with this Section 8(a).

         (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

         (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York. This Agreement shall be binding upon each Investor and its heirs, estate, legal representatives, successors and permitted assignees and shall inure to the benefit of the Company and its successors and assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and Investors who then hold of record a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 8(d) shall be binding upon such Investor and the Company.

         (e) Any such person is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, then the Company shall be entitled to act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

Dated this ___ day of ________ 1997.

                                            FORWARD INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title: